Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday, April 18, 2018
Executive Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS FIRST QUARTER RESULTS

NORTHBROOK, IL — April 18, 2018 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported results for the first quarter ended March 31, 2018. As compared to 2017’s first quarter, results for 2018’s first quarter are below:

•                  Net sales of $799 million up $33 million, or 4 percent

•                  Net income of $33 million up $27 million, or 446 percent

•                  Diluted EPS of $0.33 up $0.27 per share, or 450 percent

Non U.S. GAAP financial measures for the 2018 first quarter compared to 2017 are as follows:

•                  Adjusted EBITDA of $115 million up $34 million, or 42 percent

•                  Adjusted net income of $42 million up $27 million, or 181 percent

•                  Adjusted diluted EPS of $0.43 up $0.28 per share, or 187 percent

Matt Kaplan, President and Chief Executive Officer, stated, “Our first quarter results continued the positive momentum we built in the latter half of 2017.  Demand for containerboard, corrugated boxes, and kraft paper is strong.  We announced a $50 per ton containerboard price increase effective with shipments in mid-March.  In addition, we completed a rebuild of one of our boilers at the North Charleston mill which should provide for greater reliability and more efficient operations.

“Victory Packaging, our distribution business, had a solid first quarter and is entering its seasonally strongest quarter of the year.

“We continue to work on the merger with WestRock.”

First Quarter Operating Highlights

Consolidated net sales of $799 million in the first quarter of 2018 increased by $33 million, or 4 percent compared to $766 million for the 2017 first quarter. The increase in net sales is primarily due to higher prices, partially offset by lower sales volume. The Company sold 662,000 tons of paper during the first quarter of 2018 compared to 699,000 tons a year earlier. Volume was lower in the current quarter as mill production was limited due to a boiler upgrade at the Charleston mill which reduced production by approximately 26,000 tons. The Company’s average mill selling price of $719 per ton in the first quarter of 2018 increased by $71 per ton, or about 11 percent compared to the first quarter of 2017 due to higher prices for most products and a favorable product mix. Mill selling prices increased by $21 per ton or 3 percent compared to the fourth quarter of 2017 due to higher specialty product prices and a better product mix.

Net income of $33 million for the 2018 first quarter increased by $27 million, or 446 percent, compared to the 2017 first quarter. The higher earnings primarily reflects:

•                  Higher selling prices and a better product mix of $48 million,

•                  Favorable productivity of $10 million mainly due to higher mill production,

•                  Lower recycled fiber costs of $6 million,

•                  Non-recurring 2017 costs of $5 million associated with ratifying a union contract at the North Charleston paper mill,

•                  A $7 million gain on the sale of the former Oakland box plant site, and

•                  A lower effective income tax rate resulting from the passage of the Tax Cuts and Jobs Act passed in December 2017.

The above items were partially offset by:

•                  Merger expenses of $14 million,

•                  Lower sales volume of $7 million,

•                  $8 million of higher planned maintenance costs, including the boiler upgrade,

•                  Inflation of $15 million driven by higher virgin fiber costs, freight and compensation,

•                  $4 million of weather related costs in January 2018, and

•                  Higher interest charges of $4 million due to higher interest rates.

Cash Flow and Working Capital

Cash and cash equivalents of $19 million as of March 31, 2018, declined by $9 million from December 31, 2017.  Operating activities provided $5 million during the first quarter. Investing activities used $22 million, including $37 million for capital expenditures, partially offset by $15 million of proceeds from the sale of the former Oakland box plant site. Financing activities provided $8 million of cash in the current quarter reflecting higher borrowings, partially offset by a quarterly dividend payment and the Victory Packaging contingent consideration payment.

On February 23, 2018, our Board of Directors approved a regular $0.10 per share cash dividend which was paid on April 11th.

At March 31, 2018, the Company had approximately $431 million of working capital and $466 million of revolver borrowing capacity. The Company’s net debt to EBITDA ratio as defined by the bank agreement decreased to 2.96 times at March 31, 2018, down from 3.99 a year ago.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 23 converting plants and over 60 distribution centers. The business has approximately 6,300 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; (7) managing labor relations; (8) realizing the synergies and benefits of strategic investments; (9) unanticipated business interruptions; and (10) various factors related to the pending transaction with WestRock, including but not limited to the ability of KapStone and WestRock to receive the required regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), to receive the required approval of KapStone’s stockholders and to satisfy the other conditions to the closing of the proposed transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; negative effects of the announcement or the consummation of the proposed transaction on the market price of WestRock’s or KapStone’s common stock and/or on their respective businesses, financial conditions, results of operations and financial performance; risks relating to the value of the shares that may be issued in the transaction, significant transaction costs and/or unknown liabilities; the possibility that the anticipated benefits from the proposed transaction cannot be realized in full or at all or may take longer to realize than expected; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of KapStone’s operations with those of WestRock will be greater than expected; the outcome of legally required consultation with employees, their works councils or other employee representatives; and the ability of KapStone and the combined company to retain and hire key personnel. Further information on these and other risks and uncertainties is provided under Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(Unaudited)

	Quarter Ended March 31,
	2018	2017

Net sales	$799,195	$765,843

Cost and expenses:
Cost of sales, excluding depreciation and amortization	553,069	562,461
Depreciation and amortization	46,365	45,348
Plant closure costs	1,752	—
Freight and distribution expenses	76,586	72,988
Selling, general and administrative expenses	63,611	66,485
Merger expenses	13,532	—
Gain on sale of property	(7,453)	—
Operating income	51,733	18,561

Foreign exchange (gain)	(37)	(82)
Pension income	(3,092)	(1,563)
Equity method investment income	(520)	(677)
Interest expense, net	14,345	10,730
Income before provision for income taxes	41,037	10,153
Provision for income taxes	8,296	4,161
Net income	$32,741	$5,992

Net income per share:
Basic	$0.34	$0.06
Diluted	$0.33	$0.06

Weighted-average number of shares outstanding:
Basic	97,331,105	96,698,637
Diluted	99,716,527	98,463,667

Effective income tax rate	20.2%	41.0%

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended March 31,
	2018	2017

Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$32,741	$5,992
Interest expense, net	14,345	10,730
Provision for income taxes	8,296	4,161
Depreciation and amortization	46,365	45,348
EBITDA (Non-GAAP)	$101,747	$66,231

Acquisition, integration, start-up and other expenses	1,956	1,805
Union contract ratification cost	—	4,979
Merger expenses	13,532	—
Plant closure costs	1,752	—
Change in fair value of contingent consideration liability	—	2,516
Gain on sale of property	(7,453)	—
Stock-based compensation expense	3,007	5,265
Accumulated EBITDA adjustments	12,794	14,565
Adjusted EBITDA (Non-GAAP)	$114,541	$80,796

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$32,741	$5,992
Accumulated EBITDA adjustments	12,794	14,565
Accumulated tax adjustments	(3,071)	(5,462)
Adjusted Net Income (Non-GAAP)	$42,464	$15,095

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.33	$0.06
Accumulated EBITDA adjustments	0.13	0.15
Accumulated tax adjustments	(0.03)	(0.06)
Adjusted Diluted EPS (Non-GAAP)	$0.43	$0.15

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,684	$28,065
Trade accounts receivable, net of allowances	437,889	443,462
Other receivables	21,179	23,289
Inventories	333,731	315,575
Prepaid expenses and other current assets	21,125	17,470
Total current assets	832,608	827,861

Plant, property and equipment, net	1,467,093	1,453,607
Other assets	25,546	24,431
Intangible assets, net	289,731	297,475
Goodwill	720,611	720,611
Total assets	$3,335,589	$3,323,985

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$20,000	$—
Other current borrowings	6,767	—
Other financial obligations	1,103	30
Dividend payable	10,145	10,302
Accounts payable	220,543	199,574
Accrued expenses	81,525	105,951
Accrued compensation costs	43,999	75,215
Accrued income taxes	17,726	31,458
Total current liabilities	401,808	422,530

Long-term debt, net of current portion	1,371,238	1,374,502
Long-term financing obligations	92,340	82,199
Capital lease obligation	4,587	4,595
Pension and post-retirement benefits	11,320	14,196
Deferred income taxes	253,926	252,101
Other liabilities	31,535	36,848
Total other liabilities	1,764,946	1,764,441

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	299,737	291,629
Retained earnings	917,047	894,061
Accumulated other comprehensive loss	(47,959)	(48,686)
Total stockholders’ equity	1,168,835	1,137,014
Total liabilities and stockholders’ equity	$3,335,589	$3,323,985

KapStone Paper and Packaging Corporation

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Quarter Ended March 31,
	2018	2017
Operating activities:
Net income	$32,741	$5,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	38,621	37,758
Amortization of intangible assets	7,744	7,590
Stock-based compensation expense	3,007	5,265
Pension and postretirement	(2,552)	(572)
Gain on sale of property	(7,453)	—
Amortization of debt issuance costs	1,176	1,179
Loss on disposal of fixed assets	428	526
Deferred income taxes	1,747	1,521
Change in fair value of contingent consideration liability	—	2,516
Equity method investments income, net of cash received	(520)	(167)
Plant closure costs	793	—
Provision for bad debts	447	—
Changes in operating assets and liabilities	(71,056)	(28,939)
Net cash provided by operating activities	$5,123	$32,669

Investing activities:
Capital expenditures	(37,025)	(38,669)
Proceeds from the sale of property	14,681	—
API acquisition	—	(33,500)
Net cash used in investing activities	$(22,344)	$(72,169)

Financing activities:
Proceeds from revolving credit facility	$110,500	$122,988
Repayments on revolving credit facility	(90,500)	(97,000)
Proceeds from receivables credit facility	23,274	17,031
Repayments on receivables credit facility	(27,714)	(21,621)
Repayments on other financing obligations	(265)	—
Proceeds from other current borrowings	6,767	6,214
Cash dividends paid	(9,723)	(9,664)
Payment of withholding taxes on vested stock awards	(1,783)	(856)
Proceeds from exercises of stock options	6,390	451
Proceeds from issuance of shares to ESPP	494	487
Payment of Victory Packaging contingent consideration	(9,600)	—
Net cash provided by financing activities	$7,840	$18,030

Net (decrease) in cash and cash equivalents	(9,381)	(21,470)
Cash and cash equivalents-beginning of period	28,065	29,385
Cash and cash equivalents-end of period	$18,684	$7,915

KapStone Paper and Packaging Corporation

Operating Segment Information

(In thousands)

(Unaudited)

	Net Sales
Three Months Ended March 31, 2018	Trade	Inter- segment	Total	Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures	Total Assets at March 31, 2018
Paper and Packaging	$567,985	$17,114	$585,099	$74,711	$38,676	$35,148	$2,642,878
Distribution	231,210	—	231,210	2,491	5,907	287	640,945
Corporate	—	—	—	(25,469)	1,782	1,590	51,766
Intersegment eliminations	—	(17,114)	(17,114)	—	—	—	—
	$799,195	$—	$799,195	$51,733	$46,365	$37,025	$3,335,589

	Net Sales
Three Months Ended March 31, 2017	Trade	Inter- segment	Total	Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures	Total Assets at March 31, 2017
Paper and Packaging	$547,644	$21,197	$568,841	$32,752	$37,406	$36,490	$2,591,747
Distribution	218,199	—	218,199	2,597	5,978	679	687,854
Corporate	—	—	—	(16,788)	1,964	1,500	43,218
Intersegment eliminations	—	(21,197)	(21,197)	—	—	—	—
	$765,843	$—	$765,843	$18,561	$45,348	$38,669	$3,322,819

KapStone Paper and Packaging Corporation

Operating Segment EBITDA and Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarter Ended March 31,
Paper and Packaging	2018	2017
Segment operating income	$74,711	$32,752
Equity method investments income	(520)	(677)
Foreign exchange (gain)	(139)	(45)
Pension income	(3,092)	(1,563)
Loss on debt extinguishment	—	—
Depreciation and amortization	38,676	37,406
EBITDA	117,138	72,443
Loss on debt extinguishment	—	—
Acquisition, integration, start-up and other expenses	1,226	1,366
Gain on sale of property	(7,453)	—
Plant closure costs	1,752	—
Union contract ratification costs	—	4,979
Loss on asset disposal	—	—
Adjusted EBITDA	$112,663	$78,788
Adjusted EBITDA margin	19.3%	13.9%

	Quarter Ended March 31,
Distribution	2018	2017
Segment operating income	$2,491	$2,597
Foreign exchange (gain) / loss	102	(37)
Depreciation and amortization	5,907	5,978
EBITDA	8,296	8,612
Acquisition, integration, start-up and other expenses	551	163
Adjusted EBITDA	$8,847	$8,775
Adjusted EBITDA margin	3.8%	4.0%

	Quarter Ended March 31,
Corporate	2018	2017
Segment operating (loss)	$(25,469)	$(16,788)
Depreciation and amortization	1,782	1,964
EBITDA	(23,687)	(14,824)
Stock-based compensation expense	3,007	5,265
Acquisition, integration, start-up and other expenses	179	276
Change in fair value of contingent consideration liability	—	2,516
Merger expenses	13,532	—
Adjusted EBITDA	$(6,969)	$(6,767)

	Quarter Ended March 31,
Consolidated	2018	2017
Segment operating income	$51,733	$18,561
Equity method investments income	(520)	(677)
Foreign exchange (gain) / loss	(37)	(82)
Pension income	(3,092)	(1,563)
Loss on debt extinguishment	—	—
Depreciation and amortization	46,365	45,348
EBITDA	101,747	66,231
Stock-based compensation expense	3,007	5,265
Acquisition, integration, start-up and other expenses	1,956	1,805
Union contract ratification costs	—	4,979
Plant closure costs	1,752	—
Loss on asset disposal	—	—
Change in fair value of contingent consideration liability	—	2,516
Gain on sale of property	(7,453)	—
Loss on debt extinguishment	—	—
Merger expenses	13,532	—
Adjusted EBITDA	$114,541	$80,796

KapStone Paper and Packaging Corporation

Summary of Interest Expense, net

(In thousands)

(Unaudited)

	Quarter Ended March 31,
	2018	2017
Interest on term loans and revolver	$9,896	$8,614
Interest on receivables securitization facility	1,847	1,054
Sub-total	11,743	9,668

Amortization of debt issuance costs	1,176	1,179
Implicit interest on long-term financing obligations	1,683	—
Interest on capital lease obligation	133	—
Capitalized interest	(347)	(71)
Interest income	(43)	(46)
Total interest expense, net	$14,345	$10,730